CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is dated effective as of June 1, 2011 (the “Effective Date”) by and between Panache, LLC, a New York limited liability company (the “Company”), with an address at 234 5th Ave., Suite 415, NY, NY 10001 and Columbus Partners, LLC, a Florida limited liability company (the “Consultant”), with an address at 405 South Dale Mabry, Suite 391, Tampa, FL 33609. The Company and Consultant are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company is in the business of brand development specializing in brands of liquor;

WHEREAS, the Company is interested in exploring becoming a publicly held company through a variety of ways, including without limitation making an initial public offering (IPO) or a reverse take over (RTO) based on a total valuation of the Company at no less than $20 million;

WHEREAS, the Company will also consider possible mergers and acquisitions (M&A) while exploring becoming a publicly held company;

WHEREAS, the Company and the Consultant have previously entered into a Nondisclosure/Non-Circumvention Agreement (“NCNDA”) to protect their respective interests;

WHEREAS, Consultant has available expertise and significant experience in the areas of corporate financing, including without limitation advising companies that seek to take themselves public, and M&A activity;

WHEREAS, the Company desires to formally engage the services of the Consultant on an exclusive basis as its corporate financing advisor, performing certain consulting services on behalf of the Company as specified herein, and the Consultant agrees to perform such services, subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:

1.                Recitals. The above recitals are true, correct and incorporated by reference as part of the Agreement.

2.                Services. The Company hereby engages the Consultant and the Consultant agrees to serve as its exclusive corporate finance advisor in accordance with the terms set forth in this Agreement.

(a)             The Consultant shall provide advice, consultation, referrals, information and services to the Company as requested regarding corporate finance matters, including, inter alia, M&A, the creation of business plans and the drafting of private placement memoranda (PPM) and obtaining bridge financing. The Consultant will review and assess various financing strategies and solutions with the Company, assist the Company in determining its proper capital structure, and provide assistance to the Company in conducting necessary due diligence.

(b)            The Consultant designates William Gerhauser to perform all services on behalf of Consultant to Company under this Agreement.

(c)             The Consultant acknowledges and agrees that it shall be an independent contractor and, neither the Consultant nor any principal or agent thereof shall be considered an “employee” of the Company for any purpose. Consultant shall be solely responsible for the payment of all foreign, federal, state and local sales taxes, use taxes, value added tax, withholding taxes, income tax, unemployment and workers’ compensation insurance premiums, and similar taxes and charges of any kind with respect to its compensation and the services provided under this Agreement.

3.                Term and Termination. The term of this Agreement shall begin on the Effective Date and terminate on the earlier to occur of (i) the Closing of a PPM, (ii) a Public Listing of the Company, (iii) the sale of the or merger of the Company, or (iv) November 30, 2011 (the “Term”). The Agreement shall automatically renew after November 30, 2011, if it has not already terminated as a result of the occurrence of one of the triggering events, for successive six-month periods unless either party shall give notice of its intent not to renew at least 30 days prior to the end of the existing six-month Term. If such notice is given, the Agreement shall terminate automatically at the end of the existing six-month Term. Notwithstanding the foregoing, either party may terminate the Agreement after 60 days from the Effective Date by giving thirty (30) days written notice. For purposes of this Agreement,

(a)             “Closing of a PPM” shall mean the earlier of the closing date specified in any PPM or the time at which the Company ceases accepting money from investors pursuant to any PPM; and

(b)            a “Public Listing of the Company” shall mean the time at which stock in the Company is publicly traded on any exchange, over the counter, on the “pink sheets” or in any other manner and includes, without limitation public trading of the Company resulting through an RTO.

4.                Compensation.

(a)             The Consultant shall earn $8,333.33 per month during the term of this Agreement. The Company shall pay Consultant all amounts earned at the earlier to occur of the Closing of a PPM, a Public Listing of the Company, the sale or merger of the Company, or the termination of this Agreement.

(b)            In addition to the payments due under paragraph 4.(a) above, the Company shall transfer to the Consultant or its designee percentages of the total ownership interests in the Company (either in membership interests or the Company’s total authorized, issued and outstanding stock, as applicable) as follows:

(i)              1% upon the earlier to occur of the circulation to investors of a PPM, the acquisition of a public shell company that can be used as a vehicle for an RTO, or the securing of commitments from one or more investors to invest at least $100,000 in the Company;

(ii)            an additional 2% upon the securing of a commitments from one or more investors to invest at least $800,000 in the Company; and

(iii)          an additional 1.9% upon a Public Listing of the Company.

(c)             In addition to the payments due under paragraph 4.(a) above, upon the sale or merger of the Company, Company shall pay Consultant 4.9% of the proceeds of any sale or the value of the merger.

5.                Expenses. The Company shall pay all expenses for travel, lodging, entertainment and otherwise, which the Consultant incurs in performing services under this Agreement, so long as the Consultant secures prior approval from the Company in advance of Consultant incurring any such expenses.

6.                Option of Consultant to Terminate. Upon the failure or inability of the Company to retain the services of both Chris Cottone and Greentree Financial to assist it in its efforts to become a public company within 30 days of the Effective Date, the Consultant shall have the option to terminate the Agreement by giving notice to the Company. If Consultant terminates the Agreement pursuant to this paragraph, the Company shall pay to the Consultant $8,333.33, for one month’s services.

7.                Exclusivity/Confidential Information.

During the term of this Agreement:

(a)             The Consultant shall have the exclusive right to assist, and/or consult with the Company in connection with all any and all efforts to make an IPO, complete a RTO, pursue or negotiate any merger or acquisition, or undertake any other financing efforts by the Company

(b)            The Consultant has already introduced the persons and entities listed on Schedule 1, attached hereto (“Referrals”). Consultant shall have the right to amend Schedule 1 at any time to add additional Referrals by giving notice of same to the Company (“Notice of Additional Referral”) by email addressed to jamespanache@gmail.com. Unless the Company notifies Consultant within 24 hours of receipt of any Notice of Additional Referral that it objects to such listing because the Company has also made its own contact with such person or entity, then such person or entity shall become a Referral subject to the restrictions set forth in this Agreement. If the Company timely objects to any Notice of Additional Referral and the Consultant disputes the objection, then Company shall prove to Consultant’s satisfaction that it had previously been in communication with person or entity identified in the Notice of Additional Referral; otherwise, such person or entity shall be deemed a Referral.

(c)             All Referrals shall constitute “Confidential Information” under the NCNDA. In addition, during the term of this Agreement and for 2 years after this Agreement terminates for any reason, the Company shall not contact, solicit, seek funds from or do business in any way with any of Referral or entities related or affiliated with any Referral.

(d)            In the event the Company breaches any of the provisions of this paragraph, and in addition to the remedies provided in the NCNDA:

                                                    i.     All amounts earned under the Agreement shall become immediately due and payable; and

                                                  ii.     The Company shall pay to the Consultant as liquidated damages and not as a penalty an additional $50,000; and

                                                iii.     In any action to enforce its rights and remedies under this paragraph, the Consultant shall be entitled to an award of all attorneys’ fees incurred.

8.                Company’s Representations. Company represents and warrants with and to Consultant as follows:

(a)             The Company is free to enter into this Agreement and to perform each of its terms and covenants hereunder.

(b)            The Company is not restricted nor prohibited, contractually or otherwise, from entering into and performing this Agreement, and the Company’s execution and performance of this Agreement is not a violation or breach of any other agreements between the Company and any other person or entity.

(c)             This Agreement is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

(d)            Any ownership interests issued to the Consultant under this Agreement, including without limitation any stock, shall be duly authorized and validly issued, fully paid and nonassessable, and free and clear of all liens.

9.                Consultant’s Representations. The Consultant represents and warrants with and to the Company as follows:

(a)             The Consultant is free to enter into this Agreement and to perform each of its terms and covenants hereunder.

(b)            The Consultant is not restricted nor prohibited, contractually or otherwise, from entering into and performing this Agreement, and the Consultant’s performance of this Agreement, and the receipt of compensation hereunder, is not a violation or breach of any federal, state or local order, law or regulation of any governmental body, or a violation or breach of any agreements between Consultant and any other person or entity.

(c)             This Agreement is a legal, valid and binding agreement of Consultant, enforceable in accordance with its terms.

(d)            The Consultant will provide all services hereunder in a professional manner.

(e)             The workload of the individual designated by Consultant to perform the services of Consultant hereunder is not such that it will impair the timely rendering of all of the services hereunder.

10.             Indemnification.

(a)             The Company agrees to indemnify, defend, and shall hold harmless the Consultant, from and against any and all claims, demands, causes of action, debts or liabilities, including reasonable attorneys’ fees (collectively, “Damages”), to the extent that any such Damages are based upon or arise out of (i) a breach of any of the Company’s representations and warranties contained herein, (ii) the gross negligence or willful misconduct of the Company, or (iii) a violation of any federal or state laws by the Company.

(b)            The Consultant agrees to indemnify, defend, and shall hold harmless the Company, from and against any and all claims, demands, causes of action, debts or liabilities, including reasonable attorneys’ fees (collectively, “Damages”), to the extent that any such Damages are based upon or arise out of (i) a breach of any of the Consultant’s representations and warranties contained herein, (ii) the gross negligence or willful misconduct of the Consultant, or (iii) a violation of any federal or state laws by the Consultant.

11.             Severability and Savings Clause. If any one or more of the provisions contained in this Agreement is for any reason (i) objected to, contested or challenged by any court, government authority, agency, department, commission or instrumentality of the United States or any state or political subdivision thereof, or any securities industry self-regulatory organization (collectively, “Governmental Authority”), or (ii) held to be invalid, illegal or unenforceable in any respect, the Parties hereto agree to negotiate in good faith to modify such objected to, contested, challenged, invalid, illegal or unenforceable provision. It is the intention of the Parties that there shall be substituted for such objected to, contested, challenged, invalid, illegal or unenforceable provision a provision as similar to such provision as may be possible and yet be acceptable to any objecting Governmental Authority and be valid, legal and enforceable. Further, should any provisions of this Agreement ever be reformed or rewritten by a judicial body, those provisions as rewritten will be binding, but only in that jurisdiction, on Consultant and the Company as if contained in the original Agreement. The invalidity, illegality or unenforceability of any one or more provisions hereof will not affect the validity and enforceability of any other provisions hereof.

12.             Successors; Assignment. This Agreement and the rights and obligations under this Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective successors and permitted assigns. Neither this Agreement nor any rights or benefits under this Agreement may be assigned by either Party to this Agreement without the other Party’s prior written consent.

13.             Entire Agreement; Amendment. This Agreement, along with the NCNDA, constitutes the entire agreement between the Parties as to the subject matter hereof. There are no verbal understandings, agreements, representations or warranties that are not expressly set forth in those two writings. This Agreement shall not be changed orally, but only in writing signed by the Parties.

14.             Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Florida, without resort to the conflict of law principles thereof. Any lawsuit brought to enforce or interpret this Agreement must be filed and prosecuted in a state court (or federal court if the requirements of federal jurisdiction are met), as the case may be, sitting in the State of Florida, and each of the Parties hereby voluntarily submits to the jurisdiction of such court for such purpose and hereby voluntarily waives any defense or objection to the exercise of such jurisdiction by any such court.

15.             Notices. All notices, requests, demands, claims or other communications required or permitted under this Letter Agreement (except for Notices of Additional Referrals, which shall be given as provided in paragraph 7 above) shall be sent by nationally recognized overnight courier (such as FedEx) to the parties at the addresses set forth at the head of this Agreement. A copy of any notice sent to Consultant shall also be sent to:

Daniel J. Dugan, Esquire

Spector Gadon & Rosen, P.C.

1635 Market Street, 7th Floor

Philadelphia, PA 19103

Email: ddugan@lawsgr.com

Fax: 215.531.9120

Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

16.             Third Party Beneficiary. No person, firm, group or corporation is a third party beneficiary of this Agreement.

17.             Counterparts; Electronic Delivery. This Agreement may be executed in any number of original counterparts, each of which having been so executed and delivered shall be deemed an original and all of which, collectively, shall constitute one agreement; it being understood and agreed that the signature pages may be detached from one or more such counterparts and combined with the signature pages from any other counterparts in order that one or more fully executed originals may be assembled. A copy of an executed counterpart signature page signed by a Party may be delivered by facsimile or other electronic transmission and, upon such delivery, a print out of the transmitted signature of such Party will have the same effect as if a counterpart of this Agreement bearing an original signature of that Party had been delivered to the other Party.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement effective as of the day and year first above written.

COMPANY:

PANACHE, LLC

By:

James Dale, Managing Member

CONSULTANT:

COLUMBUS PARTNERS, LLC,

By:

Manager.

Schedule 1

Referrals

Chris Cottone

Greentree Financial